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                                                                    Exhibit 99.2


                         Engineered Support Systems, Inc.
                Schedule II -- Valuation and Qualifying Accounts
                                 (in thousands)



                                                                    ADDITIONS
                                                         -----------------------------
                                       BALANCE AT        CHARGED TO         CHARGED TO                            BALANCE AT
                                       BEGINNING         COSTS AND           OTHER                                  AT END
             DESCRIPTION               OF PERIOD         EXPENSES           ACCOUNTS           DEDUCTIONS          OF PERIOD
             ----------                ----------        ----------         ----------         -----------        ----------

Year ended October 31, 2005
   Allowance for doubtful accounts        $   90          $                     $1,236(1)         $    266            $1,060
   Inventory reserves                        535               116                                     397               254

Year ended October 31, 2004
   Allowance for doubtful accounts        $  211                                                       121                90
   Inventory reserves                        790               849                                   1,104               535

Year ended October 31, 2003
   Allowance for doubtful accounts        $  281                36                                     106               211
   Inventory reserves                        819               956                                     985               790

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(1)   This amount represents the allowance for doubtful accounts recorded by
      Spacelink International, LLC (Spacelink) as of February 1, 2005, the effective date of the acquisition of Spacelink by ESSI. Under the terms of the related purchase agreement, if any of the acquired accounts receivable (net of the allowance for doubtful accounts) have not been collected by the first anniversary date of the closing date of the acquisition, then the sellers shall be liable to ESSI for the amount of any uncollected receivables to the extent they are in excess of the $1,236 allowance for doubtful accounts.